TO BE EFFECTIVE DECEMBER 15, 2000

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                          STRONG OPPORTUNITY FUND, INC.

         The undersigned Vice President of Strong Opportunity Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Strong Science and Technology Fund and Strong Advisor Endeavor 20 Fund as additional classes of Common Stock and to create the Class A, B, C, and L series of the Strong Advisor Endeavor 20 Fund.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                       SERIES                     AUTHORIZED NUMBER OF SHARES

Strong Advisor Endeavor 20 Fund             Class A                   Indefinite
                                            Class B                   Indefinite
                                            Class C                   Indefinite
                                            Class L                   Indefinite
Strong Opportunity Fund                     Investor                  Indefinite
                                            Advisor                   Indefinite
Strong Science and Technology Fund                                    Indefinite'"


     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 10, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 14th day of November, 2000.

                                                   STRONG OPPORTUNITY FUND, INC.

                                 By: /s/ CATHLEEN A. EBACHER
                                ------------------------------------------------
                                 Cathleen A. Ebacher, Vice President

This instrument was drafted by:

Cathleen A. Ebacher
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051